WARNER BROS. DISCOVERY

Warner Bros. Discovery Reports Fourth-Quarter and Full-Year 2025 Results

$ in millions	Three Months Ended December 31, 2025	2024	% Change Reported	% Change Ex-FX(*)	Twelve Months Ended December 31, 2025	2024	% Change Reported	% Change Ex-FX(*)
Distribution	$ 4,789	$ 4,917	(3)%	(3)%	$ 19,262	$ 19,701	(2)%	(2)%
Advertising	1,703	1,830	(7)%	(9)%	7,306	8,090	(10)%	(11)%
Content	2,661	2,909	(9)%	(10)%	9,647	10,297	(6)%	(7)%
Other	307	371	(17)%	(21)%	1,081	1,233	(12)%	(15)%
Total revenues	$ 9,460	$ 10,027	(6)%	(7)%	$ 37,296	$ 39,321	(5)%	(5)%
Net (loss) income available to Warner Bros. Discovery, Inc.	(252)	(494)	(49)%	NM	727	(11,311)	NM	NM
Adjusted EBITDA(*)	2,216	2,722	(19)%	(20)%	8,744	9,032	(3)%	(3)%
Cash provided by operating activities	1,804	2,715	(34)%		4,319	5,375	(20)%	
Free cash flow(*)	1,383	2,429	(43)%		3,088	4,427	(30)%	

NM - Not Meaningful
(*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details.

Q4 2025 Highlights

- Total revenues were $9.5 billion, a 7% ex-FX[1] decrease from the prior year quarter.
  - Distribution revenues decreased 3% ex-FX, as dynamic underlying growth in global streaming subscribers was more than offset by continued domestic linear pay TV subscriber declines and the impact of the HBO Max domestic distribution deal renewal with a former related party previously disclosed in Q2.
  - Advertising revenues decreased 9% ex-FX, as ad-lite streaming subscriber growth was more than offset by domestic linear audience declines. The absence of the NBA in the current year negatively impacted the year-over-year growth rate by 4% ex-FX.
  - Content revenues decreased 10% ex-FX, primarily driven by lower content sales due to the timing of renewals at the Studios and Global Linear Networks segments.
- Net loss available to Warner Bros. Discovery, Inc. was $252.0 million, which includes $1.3 billion of pre-tax acquisition-related amortization of intangibles, content fair value step-up, and restructuring expenses.
- Total Adjusted EBITDA[2][*] was $2.2 billion, a 20% ex-FX decrease compared to the prior year quarter, primarily driven by a decline in the Global Linear Networks segment.
- Cash provided by operating activities was $1.8 billion. Free cash flow[3][*] was $1.4 billion. Free cash flow was unfavorably impacted by approximately $600 million of separation & transaction related items.
- Ended the quarter with 131.6 million streaming subscribers[4], an increase of 3.5 million subscribers vs. Q3.

FY 2025 Highlights

- Total revenues were $37.3 billion, a 5% ex-FX decrease from the prior year.
  - Distribution revenues decreased 2% ex-FX, as dynamic underlying growth in global streaming subscribers was more than offset by continued domestic linear pay TV subscriber declines and the impact of the HBO Max domestic distribution deal renewal with a former related party previously disclosed in Q2.
  - Advertising revenues decreased 11% ex-FX, as ad-lite streaming subscriber growth was more than offset by domestic linear audience declines.
  - Content revenues decreased 7% ex-FX, primarily driven by the sublicensing of Olympic sports rights to broadcast networks throughout Europe in the prior year partially offset by the stronger performance of the theatrical releases in the current year.
- Net income available to Warner Bros. Discovery, Inc. was $727.0 million, which includes $5.8 billion of pre-tax acquisition-related amortization of intangibles, content fair value step-up, and restructuring expenses.
- Total Adjusted EBITDA was $8.7 billion, a 3% ex-FX decrease compared to the prior year, primarily due to a decline in the Global Linear Networks segment partially offset by growth in the Streaming and Studios segments.
- Cash provided by operating activities was $4.3 billion. Free cash flow was $3.1 billion. Free cash flow was unfavorably impacted by approximately $1,350 million of separation & transaction related items.
- Ended the year with $29.0 billion of net debt[5][*] and 3.3x net leverage[6][*].

Q4 2025 Earnings Press Release | February 26, 2026 1

WARNER BROS.
DISCOVERY

Summary Segment Financial Information

Revenues

$ in millions	Three Months Ended December 31, 2025	2024	% Change Reported	% Change Ex-FX(*)	Twelve Months Ended December 31, 2025	2024	% Change Reported	% Change Ex-FX(*)
Streaming	$ 2,794	$ 2,651	5 %	4 %	$ 10,876	$ 10,313	5 %	5 %
Studios	3,183	3,657	(13)%	(14)%	12,619	11,607	9 %	8 %
Streaming & Studios eliminations	(426)	(971)	NM	NM	(3,124)	(2,129)	NM	NM
Streaming & Studios(7)	5,551	5,337	4 %	3 %	20,371	19,791	3 %	3 %
Global Linear Networks	4,196	4,768	(12)%	(13)%	17,656	20,175	(12)%	(13)%
Corporate	—	2	NM	NM	2	8	(75)%	(75)%
Other inter-segment eliminations	(287)	(80)	NM	NM	(733)	(653)	NM	NM
Total revenues	$ 9,460	$ 10,027	(6)%	(7)%	$ 37,296	$ 39,321	(5)%	(5)%

(*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details.

Adjusted EBITDA

$ in millions	Three Months Ended December 31, 2025	2024	% Change Reported	% Change Ex-FX(*)	Twelve Months Ended December 31, 2025	2024	% Change Reported	% Change Ex-FX(*)
Streaming	$ 393	$ 409	(4)%	(7)%	$ 1,370	$ 677	102 %	115 %
Studios	728	950	(23)%	(27)%	2,545	1,652	54 %	52 %
Streaming & Studios eliminations	37	(266)	NM	NM	(419)	(202)	NM	NM
Streaming & Studios(7)	1,158	1,093	6 %	2 %	3,496	2,127	64 %	66 %
Global Linear Networks	1,405	1,917	(27)%	(27)%	6,412	8,149	(21)%	(21)%
Corporate	(289)	(333)	13 %	16 %	(1,096)	(1,260)	13 %	15 %
Other inter-segment eliminations	(58)	45	NM	NM	(68)	16	NM	NM
Total Adjusted EBITDA	$ 2,216	$ 2,722	(19)%	(20)%	$ 8,744	$ 9,032	(3)%	(3)%

(*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details.

Q4 2025 Earnings Press Release | February 26, 2026 2

WARNER BROS. DISCOVERY

Streaming Segment

$ in millions	Three Months Ended December 31, 2025	2024	% Change Reported	% Change Ex-FX(*)	Twelve Months Ended December 31, 2025	2024	% Change Reported	% Change Ex-FX(*)
Distribution	$ 2,388	$ 2,315	3 %	2 %	$ 9,444	$ 9,022	5 %	5 %
Advertising	278	235	18 %	17 %	1,032	855	21 %	20 %
Subscriber-related revenues(*)	2,666	2,550	5 %	4 %	10,476	9,877	6 %	6 %
Content	119	99	20 %	18 %	388	428	(9)%	(10)%
Other	9	2	NM	NM	12	8	50 %	50 %
Total revenues	2,794	2,651	5 %	4 %	10,876	10,313	5 %	5 %
Costs of revenues (excluding depreciation & amortization)	1,875	1,760	7 %	7 %	7,401	7,459	(1)%	(1)%
Selling, general and administrative	526	482	9 %	7 %	2,105	2,177	(3)%	(4)%
Adjusted EBITDA	$ 393	$ 409	(4)%	(7)%	$1,370	$677	102 %	115 %

In millions	Q4 2025	Q3 2025	Q4 2024	ARPU in $	Q4 2025	Q3 2025	Q4 2024
Domestic subscribers	59.2	58.0	57.1	Domestic ARPU	$ 10.45	$ 10.40	$ 11.77
International subscribers	72.4	70.0	59.8	International ARPU	$ 4.00	$ 3.70	$ 3.74
Global streaming subscribers	131.6	128.0	116.9	Global ARPU	$ 6.80	$ 6.64	$ 7.44

(*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details.

Domestic includes the U.S. and Canada. Subscriber counts in the above table are rounded and minor differences in totals may exist.

Q4 2025 Highlights

- Global streaming subscribers were 131.6 million, an increase of 3.5 million global subscribers vs. Q3.
- Streaming revenues increased 4% ex-FX to $2,794 million compared to the prior year quarter. Subscriber-related revenues(8)(*) increased 4% ex-FX compared to the prior year quarter.
  - Distribution revenue increased 2% ex-FX, as a result of a 13% increase in subscribers following the continued growth and global expansion of HBO Max, including new distribution deals, partially offset by the domestic distribution deal renewal with a former related party previously disclosed in Q2.
  - Advertising revenue increased 17% ex-FX, primarily driven by an increase in ad-lite subscribers, partially offset by the absence of the NBA in the current year quarter. The absence of the NBA in the current year negatively impacted the year-over-year growth rate by 3% ex-FX.
  - Global streaming ARPU(9) decreased 9% ex-FX to $6.80, primarily attributable to a 11% decrease in domestic streaming ARPU to $10.45 and growth in lower ARPU international markets. The decrease in domestic streaming ARPU was primarily driven by the impact of the domestic distribution deal renewal with a former related party previously disclosed in Q2.
  - Content revenue increased 18% ex-FX, driven by the timing of domestic third-party content sales partially offset by lower international third-party licensing as a result of the launch of HBO Max in new international markets.
- Streaming operating expenses increased 7% ex-FX to $2,401 million compared to the prior year quarter.
  - Costs of revenues increased 7% ex-FX primarily driven by higher content costs to support the global expansion of HBO Max and the timing of programming releases.
  - SG&A increased 7% ex-FX, largely due to higher marketing costs.
- Streaming Adjusted EBITDA decreased 7% ex-FX to $393 million compared to the prior year quarter.

Q4 2025 Earnings Press Release | February 26, 2026 3

WARNER BROS.
DISCOVERY

Studios Segment

$ in millions	Three Months Ended December 31, 2025	2024	% Change Reported	% Change Ex-FX(*)	Twelve Months Ended December 31, 2025	2024	% Change Reported	% Change Ex-FX(*)
Distribution	$ 4	$ (6)	NM	NM	$ 8	$ 8	— %	— %
Advertising	—	—	NM	NM	1	5	(80)%	(80)%
Content	2,899	3,394	(15)%	(16)%	11,740	10,717	10 %	9 %
Other	280	269	4 %	— %	870	877	(1)%	(3)%
Total revenues	3,183	3,657	(13)%	(14)%	12,619	11,607	9 %	8 %
Costs of revenues (excluding depreciation & amortization)	1,872	2,174	(14)%	(14)%	7,397	7,530	(2)%	(2)%
Selling, general and administrative	583	533	9 %	8 %	2,677	2,425	10 %	10 %
Adjusted EBITDA	$ 728	$ 950	(23)%	(27)%	$ 2,545	$ 1,652	54 %	52 %

(*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details.

Q4 2025 Highlights

- Studios revenues decreased 14% ex-FX to $3,183 million compared to the prior year quarter.
  - Content revenue decreased 16% ex-FX.
    - Theatrical revenue decreased 11% ex-FX, as a result of lower content sales and lower box office revenues due to no releases in the current year quarter.
    - TV revenue decreased 18% ex-FX, primarily driven by the timing of intersegment content renewals.
    - Games revenue decreased 34% ex-FX, primarily driven by higher carryover in the prior year quarter.
- Studios operating expenses decreased 10% ex-FX to $2,455 million compared to the prior year quarter.
  - Costs of revenues decreased 14% ex-FX.
    - Theatrical content expense decreased 6% ex-FX due to lower box office revenues.
    - TV content expense decreased 18% ex-FX primarily driven by the timing of intersegment content renewals.
    - Games content expense decreased 46% ex-FX, primarily driven by higher carryover and $50 million of impairments in the prior year quarter.
  - SG&A increased 8% ex-FX, driven by higher overhead costs partially offset by lower theatrical marketing.
- Studios Adjusted EBITDA decreased 27% ex-FX to $728 million compared to the prior year quarter.

Q4 2025 Earnings Press Release | February 26, 2026 4

WARNER BROS. DISCOVERY

Global Linear Networks Segment

$ in millions	Three Months Ended December 31,				Twelve Months Ended December 31,			
	2025	2024	% Change		2025	2024	% Change	
			Reported	Ex-FX(*)			Reported	Ex-FX(*)
Distribution	$ 2,397	$ 2,610	(8)%	(8)%	$ 9,819	$ 10,680	(8)%	(8)%
Advertising	1,435	1,615	(11)%	(14)%	6,332	7,306	(13)%	(14)%
Content	311	452	(31)%	(32)%	1,195	1,848	(35)%	(35)%
Other	53	91	(42)%	(45)%	310	341	(9)%	(11)%
Total revenues	4,196	4,768	(12)%	(13)%	17,656	20,175	(12)%	(13)%
Costs of revenues (excluding depreciation & amortization)	2,040	2,150	(5)%	(6)%	8,479	9,238	(8)%	(8)%
Selling, general and administrative	751	701	7 %	5 %	2,765	2,788	(1)%	(2)%
Adjusted EBITDA	$ 1,405	$ 1,917	(27)%	(27)%	$ 6,412	$ 8,149	(21)%	(21)%

(*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details.

Q4 2025 Highlights

- Global Linear Networks revenues decreased 13% ex-FX to $4,196 million compared to the prior year quarter.
  - Distribution revenue decreased 8% ex-FX, primarily driven by a 10% decrease in domestic linear pay TV subscribers, partially offset by a 3% increase in domestic affiliate rates.
  - Advertising revenue decreased 14% ex-FX, primarily driven by domestic audience declines of 22% and the absence of the NBA in the current year. The absence of the NBA in the current year negatively impacted the year-over-year growth rate by 4% ex-FX.
  - Content revenue decreased 32% ex-FX, primarily due to the timing of third-party licensing deals.
- Global Linear Networks operating expenses decreased 2% ex-FX to $2,791 million compared to the prior year quarter.
  - Costs of revenues decreased 6% ex-FX, primarily driven by the absence of the NBA in the current year quarter, partially offset by higher domestic sports costs.
  - SG&A increased 5% ex-FX, primarily driven by higher marketing costs.
- Global Linear Networks Adjusted EBITDA decreased 27% ex-FX to $1,405 million compared to the prior year quarter.

Q4 2025 Earnings Press Release | February 26, 2026 5

WARNER BROS. DISCOVERY

Corporate

$ in millions	Three Months Ended December 31,				Twelve Months Ended December 31,			
	2025	2024	% Change		2025	2024	% Change	
			Reported	Ex-FX(*)			Reported	Ex-FX(*)
Adjusted EBITDA	$ (289)	$ (333)	13 %	16 %	$ (1,096)	$ (1,260)	13 %	15 %

(*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details.

- Corporate Adjusted EBITDA improved by $44 million, primarily driven by lower corporate overhead costs.

Inter-segment Eliminations

$ in millions	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2025	2024	2025	2024
Total revenue eliminations	$ (713)	$ (1,051)	$ (3,857)	$ (2,782)
Total expense eliminations	(692)	(830)	(3,370)	(2,596)
Adjusted EBITDA	$ (21)	$ (221)	$ (487)	$ (186)

Leverage and Liquidity

- Ended Q4 with $4.6 billion of cash on hand, $33.5 billion of gross debt(10)(*), and 3.3x net leverage(6)(*).
- The Company repaid $1.0 billion of the bridge loan facility during the fourth quarter.
- As of December 31, 2025, the weighted average maturity of the Company's outstanding debt was 5.9 years with a weighted average cost of 5.8%. Excluding the bridge loan facility, the weighted average maturity of the Company's outstanding debt was 10.0 years with a weighted average cost of 4.5%.
- As of December 31, 2025, the Company's $4.0 billion revolving credit facility was undrawn.
- On February 18, 2026, the Company extended the maturity on the bridge loan facility to the earlier of June 30, 2027 and the date of the separation.

Free Cash Flow

$ in millions	Three Months Ended December 31,			Twelve Months Ended December 31,		
	2025	2024	% Change	2025	2024	% Change
Cash provided by operating activities	$ 1,804	$ 2,715	(34)%	$ 4,319	$ 5,375	(20)%
Purchases of property and equipment	(421)	(286)	47 %	(1,231)	(948)	(30)%
Free cash flow(*)	$ 1,383	$ 2,429	(43)%	$ 3,088	$ 4,427	(30)%

(*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details.

- Q4 2025 cash provided by operating activities decreased to $1,804 million from $2,715 million in the prior year quarter. Free cash flow(3)(*) decreased to $1,383 million from $2,429 million, primarily driven by approximately $600 million of separation & transaction related items, lower Adjusted EBITDA, and timing of working capital, partially offset by the timing of net content investment.
- As of December 31, 2025, the Company had $3,700 million drawn on its revolving receivables program, a $304 million decrease vs. Q3 and a $937 million decrease year-over-year.

Q4 2025 Earnings Press Release | February 26, 2026 6

Warner Bros. Discovery, Inc. Consolidated Statements of Operations Three Months Ended December 31, Twelve Months Ended December 31, Unaudited; in millions, except per share amounts 2025 2024 2025 2024 Distribution $ 4,789 $ 4,917 $ 19,262 $ 19,701 Advertising 1,703 1,830 7,306 8,090 Content 2,661 2,909 9,647 10,297 Other 307 371 1,081 1,233 Total revenues 9,460 10,027 37,296 39,321 Costs of revenues, excluding depreciation and amortization 5,223 5,527 20,885 22,970 Selling, general and administrative 2,386 2,218 9,418 9,296 Depreciation and amortization 1,315 1,643 5,684 7,037 Restructuring and other charges 177 286 399 447 Impairments and loss on dispositions 10 191 172 9,603 Total costs and expenses 9,111 9,865 36,558 49,353 Operating income (loss) 349 162 738 (10,032) Interest expense, net (584) (490) (2,085) (2,017) (Loss) gain on extinguishment of debt, net (8) 42 2,945 632 Income (loss) from equity investees, net (39) (32) (24) (121) Other income (expense), net (126) (38) 65 150 Income (loss) before income taxes (408) (356) 1,639 (11,388) Income tax (expense) benefit 161 (284) (890) (94) Net (loss) income (247) (640) 749 (11,482) Net income attributable to noncontrolling interests (5) 149 (24) 129 Net loss (income) attributable to redeemable noncontrolling interests — (3) 2 42 Net (loss) income available to Warner Bros. Discovery, Inc. $ (252) $ (494) $ 727 $ (11,311) Net (loss) income per share available to Warner Bros. Discovery, Inc. Series A common stockholders: Basic $ (0.10) $ (0.20) $ 0.29 $ (4.62) Diluted $ (0.10) $ (0.20) $ 0.29 $ (4.62) Weighted average shares outstanding: Basic 2,481 2,454 2,475 2,450 Diluted 2,481 2,454 2,530 2,450 Q4 2025 Earnings Press Release | February 26, 2026 7

Warner Bros. Discovery, Inc. Consolidated Balance Sheets Unaudited; in millions, except par value December 31, 2025 December 31, 2024 Assets Current assets: Cash and cash equivalents $ 4,566 $ 5,312 Receivables, net 5,294 4,947 Prepaid expenses and other current assets 3,346 3,819 Total current assets 13,206 14,078 Film and television content rights and games 19,114 19,102 Property and equipment, net 6,685 6,087 Goodwill 25,933 25,667 Intangible assets, net 27,764 32,299 Other noncurrent assets 7,383 7,327 Total assets $ 100,085 $ 104,560 Liabilities and equity Current liabilities: Accounts payable $ 1,093 $ 1,055 Accrued liabilities 9,626 10,438 Deferred revenues 1,642 1,569 Current portion of debt 139 2,748 Total current liabilities 12,500 15,810 Noncurrent portion of debt 32,428 36,757 Deferred income taxes 6,383 6,985 Other noncurrent liabilities 11,608 10,070 Total liabilities 62,919 69,622 Commitments and contingencies Redeemable noncontrolling interests 19 109 Warner Bros. Discovery, Inc. stockholders’ equity: Series A common stock: $0.01 par value; 10,800 and 10,800 shares authorized; 2,710 and 2,684 shares issued; and 2,480 and 2,454 shares outstanding 27 27 Preferred stock: $0.01 par value; 1,200 and 1,200 shares authorized, 0 shares issued and outstanding — — Additional paid-in capital 56,055 55,560 Treasury stock, at cost: 230 and 230 shares (8,244) (8,244) Accumulated deficit (11,512) (12,239) Accumulated other comprehensive loss (407) (1,067) Total Warner Bros. Discovery, Inc. stockholders’ equity 35,919 34,037 Noncontrolling interests 1,228 792 Total equity 37,147 34,829 Total liabilities and equity $ 100,085 $ 104,560 Q4 2025 Earnings Press Release | February 26, 2026 8

Warner Bros. Discovery, Inc. Consolidated Statements of Cash Flows Twelve Months Ended December 31, Unaudited; in millions 2025 2024 Operating Activities Net income (loss) $ 749 $ (11,482) Adjustments to reconcile net income to cash provided by operating activities: Content rights amortization and impairment 11,855 13,946 Content restructuring impairments and write-offs — 165 Depreciation and amortization 5,684 7,037 Deferred income taxes (710) (1,732) Equity in losses of equity method investee companies and cash distributions 75 167 Gain on extinguishment of debt (2,945) (632) Share-based compensation expense 769 557 Impairments and loss on dispositions 172 9,603 Gain from derivative instruments, net (93) (16) Gain on sale of investments (4) (227) Other, net 69 115 Changes in operating assets and liabilities, net of acquisitions and dispositions: Receivables, net (336) 1,012 Film and television content rights, games, and production payables, net (11,401) (12,349) Accounts payable, accrued liabilities, deferred revenues and other noncurrent liabilities 108 (529) Foreign currency, prepaid expenses and other assets, net 327 (260) Cash provided by operating activities 4,319 5,375 Investing Activities Purchases of property and equipment (1,231) (948) Investments in and advances to equity investments (100) (109) Proceeds from sales of investments 54 541 Proceeds from derivative instruments, net 26 136 Other investing activities, net 72 31 Cash used in investing activities (1,179) (349) Financing Activities Principal repayments of debt, including premiums and discounts to par value (22,664) (5,043) Borrowings from debt, net of discount and issuance costs 18,306 1,617 Distributions to noncontrolling interests and redeemable noncontrolling interests (198) (193) Proceeds from the formation of music catalog joint venture and other joint ventures 633 — Principal repayments of finance and other lease obligations (202) (142) Borrowings under commercial paper program and revolving credit facility 4,228 14,203 Repayments under commercial paper program and revolving credit facility (4,228) (14,203) Other financing activities, net (115) 12 Cash used in financing activities (4,240) (3,749) Effect of exchange rate changes on cash, cash equivalents, and restricted cash 254 (180) Net change in cash, cash equivalents, and restricted cash (846) 1,097 Cash, cash equivalents, and restricted cash, beginning of period 5,416 4,319 Cash, cash equivalents, and restricted cash, end of period $ 4,570 $ 5,416 Q4 2025 Earnings Press Release | February 26, 2026 9

Reconciliation of Net (Loss) Income to Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization Three Months Ended December 31, Twelve Months Ended December 31, Unaudited; in millions 2025 2024 2025 2024 Net (loss) income available to Warner Bros. Discovery, Inc. $ (252) $ (494) $ 727 $ (11,311) Net income attributable to redeemable noncontrolling interests — 3 (2) (42) Net income attributable to noncontrolling interests 5 (149) 24 (129) Income tax expense (benefit) (161) 284 890 94 Income (loss) before income taxes (408) (356) 1,639 (11,388) Other expense (income), net 126 38 (65) (150) (Income) loss from equity investees, net 39 32 24 121 Loss (gain) on extinguishment of debt 8 (42) (2,945) (632) Interest expense, net 584 490 2,085 2,017 Operating Income 349 162 738 (10,032) Depreciation and amortization 1,315 1,643 5,684 7,037 Impairment and amortization of fair value step-up for content 77 226 784 1,139 Restructuring and other charges 177 286 399 447 Employee share-based compensation 218 134 751 546 Transaction and integration costs 58 77 166 242 Impairments and loss on dispositions 10 191 172 9,603 Amortization of capitalized interest for content 12 8 40 46 Facility consolidation costs — (5) 10 4 Adjusted EBITDA(*) $ 2,216 $ 2,722 $ 8,744 $ 9,032 (*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details Q4 2025 Earnings Press Release | February 26, 2026 10

WARNER BROS. DISCOVERY

Supplemental Data for Results of Operations

For the three months ended December 31,	Consolidated		Supplemental Consolidating Data: Streaming & Studios		Global Linear Networks		Corporate		Consolidating Adjustments	
$ in millions	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024
Distribution	$ 4,789	$ 4,917	$ 2,392	$ 2,309	$ 2,397	$ 2,610	$ —	$ —	$ —	$ (2)
Advertising	1,703	1,830	278	234	1,435	1,615	—	—	(10)	(19)
Content	2,661	2,909	2,626	2,514	311	452	—	—	(276)	(57)
Other	307	371	255	280	53	91	—	2	(1)	(2)
Total revenues	9,460	10,027	5,551	5,337	4,196	4,768	—	2	(287)	(80)
Costs of revenues (excluding depreciation & amortization)	5,223	5,527	3,369	3,341	2,040	2,226	30	24	(216)	(64)
Selling, general and administrative	2,386	2,218	1,108	1,008	749	700	537	524	(8)	(14)
Depreciation and amortization	1,315	1,643	518	577	690	967	107	99	—	—
Restructuring and other charges	177	286	19	233	12	27	146	26	—	—
Impairments and loss on dispositions	10	191	9	50	(2)	(5)	3	146	—	—
Total Costs and Expenses	9,111	9,865	5,023	5,209	3,489	3,915	823	819	(224)	(78)
Operating income (loss)	$ 349	$ 162	$ 528	$ 128	$ 707	$ 853	$ (823)	$ (817)	$ (63)	$ (2)

Q4 2025 Earnings Press Release | February 26, 2026 11

2026 Outlook Warner Bros. Discovery, Inc. ("Warner Bros. Discovery", "WBD", the "Company", "we", "us", or "our" ) may provide forward-looking commentary in connection with this earnings announcement on its quarterly earnings conference call. Details on how to access the audio webcast are included below. Q4 2025 Prepared Earnings Remarks Conference Call Information In conjunction with this release, Warner Bros. Discovery will post a Shareholder Letter and host a conference call today, February 26, 2026 at 8:00 a.m. ET, to discuss its fourth quarter 2025 financial results. To access the Shareholder Letter and webcast of the earnings call, please visit the Investor Relations section of the Company's website at www.wbd.com. Cautionary Statement Concerning Forward-Looking Statements Information set forth in this communication constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. These forward-looking statements are based on current expectations, forecasts, and assumptions that involve risks and uncertainties and on information available to Warner Bros. Discovery as of the date hereof. Forward-looking statements include, without limitation, statements about the benefits of the planned separation or the proposed transaction between WBD and Netflix, Inc. (the “proposed transaction”), future financial and operating results, in the case of a separation, either companies’ future company plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of WBD’s management and are subject to significant risks and uncertainties outside of our control. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: (1) the completion of the proposed transaction may not occur on the anticipated terms and timing or at all; (2) the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transaction; (3) the risk that WBD stockholders may not approve the proposed transaction; (4) the risk that the necessary regulatory approvals for the proposed transaction may not be obtained or may be obtained subject to conditions that are not anticipated; (5) risks that any of the closing conditions to the proposed transaction may not be satisfied in a timely manner; (6) the final allocation of indebtedness between WBD and a newly formed subsidiary (“Discovery Global”) in connection with the separation could cause a reduction to the consideration for the proposed transaction; (7) risks related to litigation brought in connection with the proposed transaction; (8) risks related to disruption of management time from ongoing business operations due to the proposed transaction; (9) effects of the announcement, pendency or completion of the proposed transaction on the ability of WBD to retain customers and retain and hire key personnel and maintain relationships with suppliers, distributors, advertisers, content providers, vendors and other business partners, and on its operating results and business generally; (10) negative effects of the announcement or the consummation of the proposed transaction on the market price of WBD common stock; (11) risks related to the potential impact of general economic, political and market factors on the companies or the proposed transaction; (12) inherent uncertainties involved in the estimates and assumptions used in the preparation of financial projections, and inherent uncertainties involved in the estimates and judgments used to estimate the differences between WBD's Global Linear Networks segment results and the expected results of Discovery Global; (13) the risk that Discovery Global, as a new company that currently has no credit rating, will not have access to the capital markets on acceptable terms; (14) the risk that Discovery Global may be unable to achieve some or all of the benefits that WBD expects Discovery Global to achieve as an independent, publicly-traded company; (15) the risk that Discovery Global may be more susceptible to market fluctuations and other adverse events than it would have otherwise been while still a part of WBD; (16) the risk that Discovery Global will incur significant indebtedness in connection with the separation, and the degree to which it will be leveraged following completion of the separation may materially and adversely affect its business, financial condition and results of operations; (17) the ability to obtain or consummate financing or refinancing related to the proposed transaction or the separation upon acceptable terms or at all; (18) volatility or a decline in the market price for Discovery Global common stock following the separation; and (19) the response of WBD or Netflix management to any of the aforementioned factors. WBD's actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risks related to the separation and the proposed transaction. Discussions of additional risks and uncertainties are contained in WBD’s filings with the Securities and Exchange Commission, including but not limited to WBD’s most recent Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. WBD is not under any obligation, and expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this communication are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. Non-GAAP Financial Measures In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this communication may also contain certain non-GAAP financial measures, identified with an "(*)". Reconciliations between the non-GAAP financial measures and the closest GAAP financial measures are available in the financial schedules in this release and in the "Quarterly Results" section of the Warner Bros. Discovery, Inc. investor relations website at: https://ir.wbd.com. About Warner Bros. Discovery Warner Bros. Discovery is a leading global media and entertainment company that creates and distributes the world’s most differentiated and complete portfolio of branded content across television, film, streaming and gaming. Warner Bros. Discovery inspires, informs and entertains audiences worldwide through its iconic brands and products including: Discovery Channel, HBO Max, discovery+, CNN, DC, TNT Sports, Eurosport, HBO, HGTV, Food Network, OWN, Investigation Discovery, TLC, Magnolia Network, TNT, TBS, truTV, Travel Channel, Animal Planet, Science Channel, Warner Bros. Motion Picture Group, Warner Bros. Television Group, Warner Bros. Pictures Animation, Warner Bros. Games, New Line Cinema, Cartoon Network, Adult Swim, Turner Classic Movies, Discovery en Español, Hogar de HGTV and others. For more information, please visit www.wbd.com. Contacts Media Robert Gibbs Joe Libonati (347) 268-3017 (917) 287-6763 robert.gibbs@wbd.com joe.libonati@wbd.com Investor Relations Peter Lee Gabriele Cattoni Sam Yates (212) 548-5907 (212) 752-8744 (212) 548-4907 peter.lee@wbd.com gabriele.cattoni@wbd.com samantha.yates@wbd.com Q4 2025 Earnings Press Release | February 26, 2026 12

Definitions and Sources for Warner Bros. Discovery, Inc. (1) Foreign Exchange Impacting Comparability: The impact of exchange rates on our business is an important factor in understanding period-to- period comparisons of our results. For example, our international revenues are favorably impacted as the U.S. dollar weakens relative to other foreign currencies, and unfavorably impacted as the U.S. dollar strengthens relative to other foreign currencies. We believe the presentation of results on a constant currency basis (“ex-FX”), in addition to results reported in accordance with U.S. GAAP provides useful information about our operating performance because the presentation ex-FX excludes the effects of foreign currency volatility and highlights our core operating results. The presentation of results on a constant currency basis should be considered in addition to, but not a substitute for, measures of financial performance reported in accordance with U.S. GAAP. The ex-FX change represents the percentage change on a period-over-period basis adjusted for foreign currency impacts. For the 2025 period, the ex- FX change is calculated as the difference between the current year amounts translated at a baseline rate, which is a spot rate for each of our currencies determined early in the fiscal year as part of our forecasting process (the “2025 Baseline Rate”), and the prior year amounts translated at the same 2025 Baseline Rate. In addition, consistent with the assumption of a constant currency environment, our ex-FX results exclude the impact of our foreign currency hedging activities, as well as realized and unrealized foreign currency transaction gains and losses. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies. (2) Adjusted EBITDA: The Company evaluates the operating performance of its operating segments based on financial measures such as revenues and Adjusted EBITDA. Adjusted EBITDA is defined as operating income excluding: (i) employee share-based compensation, (ii) depreciation and amortization, (iii) restructuring and facility consolidation, (iv) certain impairment charges, (v) gains and losses on business and asset dispositions, (vi) third-party transaction and integration costs, (vii) amortization of purchase accounting fair value step-up for content, (viii) amortization of capitalized interest for content, and (ix) other items impacting comparability. The Company uses this measure to assess the operating results and performance of the segments, perform analytical comparisons, identify strategies to improve performance, and allocate resources to each segment. The Company believes Adjusted EBITDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses. The Company excludes employee share-based compensation, restructuring, certain impairment charges, gains and losses on business and asset dispositions, and transaction and integration costs from the calculation of Adjusted EBITDA due to their impact on comparability between periods. Integration costs include transformative system implementations and integrations, such as Enterprise Resource Planning systems, and may take several years to complete. The Company also excludes the depreciation of fixed assets and amortization of intangible assets, amortization of purchase accounting fair value step- up for content (which is included in consolidated costs of revenues), and amortization of capitalized interest for content, as these amounts do not represent cash payments in the current reporting period. We prospectively updated certain corporate allocations at the beginning of 2025. The impact to prior periods was immaterial. (3) Free cash flow: The Company defines free cash flow as cash flow from operations less acquisitions of property and equipment. The Company believes free cash flow is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments, and return capital to stockholders. (4) Streaming Subscriber: The Company defines a “Core Streaming Subscription” as: (i) a retail subscription to discovery+, HBO, HBO Max, Max, or a Premium Sports Product (defined below) for which we have recognized subscription revenue, whether directly or through a third party, from a Streaming platform; (ii) a wholesale subscription to discovery+, HBO, HBO Max, Max, or a Premium Sports Product for which we have recognized subscription revenue from a fixed-fee arrangement with a third party and where the individual user has activated their subscription; (iii) a wholesale subscription to discovery+, HBO, HBO Max, Max, or a Premium Sports Product for which we have recognized subscription revenue on a per subscriber basis, including third-party services that host a branded environment of discovery+, HBO, HBO Max, Max, or a Premium Sports Product for which we have recognized subscription revenue on a per subscriber basis; (iv) a retail or wholesale subscription to an independently-branded, regional product sold on a stand- alone basis that includes discovery+, HBO, HBO Max, Max, and/or a Premium Sports Product, for which we have recognized subscription revenue (as per (i) –(iii) above); and (v) users on free trials who convert to a subscription for which we have recognized subscription revenue within the first seven days of the calendar month immediately following the month in which their free trial expires. The Company defines a “Premium Sports Product” as a strategically prioritized, sports-focused product sold on a stand-alone basis and made available directly to consumers. The current “independently-branded, regional products” referred to in (iv) above consist of TVN/Player. Subscribers to multiple WBD Streaming products (listed above) are counted as a paid subscriber for each individual WBD streaming product subscription. We may refer to the aggregate number of Core Streaming Subscriptions as “subscribers”. The reported number of “subscribers” included herein and the definition of “Streaming Subscription” as used herein excludes: (i) individuals who subscribe to Streaming products, other than discovery+, HBO, HBO Max, Max, a Premium Sports Product, and independently-branded, regional products (currently consisting of TVN/Player), that may be offered by us or by certain joint venture partners or affiliated parties from time to time; (ii) a limited number of international discovery+ subscribers that are part of non-strategic partnerships or short-term arrangements as may be identified by the Company from time to time; (iii) domestic and international Cinemax subscribers, and international basic HBO subscribers; and (iv) users on free trials except for those users on free trial that convert to a Streaming Subscription within the first seven days of the next month as noted above. Domestic subscriber - We define a Domestic subscriber as a subscription based either in the United States of America or Canada. International subscriber - We define an International subscriber as a subscription based outside of the United States of America or Canada. (5) Net debt: The Company defines net debt as gross debt of $33.5 billion, less cash, cash equivalents, and restricted cash of $4.6 billion. The Company believes this measure is relevant to investors as it is a financial measure frequently used in evaluating a company's financial condition. Q4 2025 Earnings Press Release | February 26, 2026 13

Definitions and Sources for Warner Bros. Discovery, Inc. (Continued) (6) Net leverage: The Company defines net leverage as the calculation where net debt (gross debt of $33.5 billion, less cash, cash equivalents, and restricted cash of $4.6 billion) is divided by the sum of the most recent four quarters Adjusted EBITDA of $8,744 million. The Company believes this measure is relevant to investors as it is a financial measure frequently used in evaluating a company's financial condition. (7) Streaming & Studios Division: In December 2024, we announced that our board of directors had authorized the Company to implement a new corporate structure designed to enhance our strategic flexibility and create potential opportunities to unlock shareholder value. Under the new corporate structure, the Company will serve as the parent company for two distinct operating divisions: Streaming & Studios and Global Linear Networks. In the first quarter of 2025, we renamed our Direct-to-Consumer reportable segment to Streaming and our Networks reportable segment to Global Linear Networks. There were no changes to our reportable segments or the composition of our reportable segments as a result of these changes. The Streaming & Studios division includes our Streaming and Studios reportable segments and eliminations between those two reportable segments. (8) Subscriber-related revenues: The Company defines subscriber-related revenues as the sum of distribution and advertising revenues in the Streaming segment. The Company uses subscriber-related revenues to monitor and evaluate the Company's streaming revenue performance. The Company believes this measure is relevant to investors as it highlights the revenue generation tied to the Company's streaming products. (9) ARPU: The Company defines Streaming Average Revenue Per User ("ARPU") as total subscription revenue plus net advertising revenue for the period divided by the daily average number of paying subscribers for the period. Where daily values are not available, the sum of beginning of period and end of period divided by two is used. Excluded from the ARPU calculation are: (i) Revenue and subscribers for Streaming products, other than discovery+, HBO, HBO Max, Max, a Premium Sports Product, and independently-branded, regional products (currently consisting of TVN/Player), that may be offered by us or by certain joint venture partners or affiliated parties from time to time; (ii) A limited amount of international discovery+ revenue and subscribers that are part of non-strategic partnerships or short-term arrangements as may be identified by the Company from time to time; (iii) Cinemax, Max/HBO hotel and bulk institution (i.e., subscribers billed on a bulk basis), and international basic HBO revenue and subscribers; and (iv) Users on free trials who convert to a subscription for which we have recognized subscription revenue within the first seven days of the calendar month immediately following the month in which their free trial expires. (10) Gross debt: The Company defines gross debt of $33.5 billion as total debt of $32.8 billion, plus finance leases of $683 million. The Company believes this measure is relevant to investors as it is a financial measure frequently used in evaluating a company's financial condition. Please refer to the Trending Schedules and Non-GAAP Reconciliations posted in the "Quarterly Results" section of the Company's investor relations website (https://ir.wbd.com) for the full reconciliation of net leverage. Numbers presented in the following materials are on a rounded basis using actual amounts. Minor differences in totals and percentages may exist due to rounding. Source: Warner Bros. Discovery, Inc. Q4 2025 Earnings Press Release | February 26, 2026 14